Exhibit 10.30
AMENDMENT NO. 2 TO
AGREEMENT OF SALE AND PURCHASE
OF IMPROVED REAL PROPERTY
     THIS AMENDMENT made as of the 6th day of June, 2005 by and between EXECUTIVE TOWER ASSOCIATES, LIMITED PARTNERSHIP (a New Mexico limited partnership, hereinafter sometimes referred to as “Seller”), with a principal place of business at 330 Garfield Street, Santa Fe, New Mexico 87501 and ASSET CAPITAL CORPORATION, L.L.C. (a Delaware limited liability company, hereinafter referred to as the “Purchaser”), its successors and or assigns with a principal place of business at 7315 Wisconsin Avenue, Suite 205 East, Bethesda, Maryland 20814.
WITNESSETH:
     WHEREAS, Purchaser and Seller are parties to that certain Agreement of Purchase and Sale of Improved Real Property dated April 1, 2005, concerning certain property commonly known as Executive Tower, 2101 Executive Drive, Hampton, Virginia 23666, as more particularly described therein, as amended (the “Purchase Agreement”), and
     WHEREAS, Purchaser and Seller desire to amend the Purchase Agreement as hereinafter provided;
     NOW, THEREFORE, in consideration of the covenants, terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

1. Terms.
     Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to those terms in the Purchase Agreement.
2. Purchase and Sale.
     The provisions of the Purchase Agreement regarding payment of the Purchase Price for the Property are hereby modified as follows:
     (a) On Tuesday, June 7, 2005, Escrow Agent is hereby authorized to disburse a portion of the Deposit in the amount of FIFTY THOUSAND AND NO/100THS DOLLARS ($50,000.00) (the “First Release Amount”) to Seller, which amount shall remain a credit to the Purchase Price at Closing, but shall be non-refundable to Purchaser absent a default by Seller or the failure of an express condition under the Purchase Agreement.
     (b) On Friday, June 17, 2005, Escrow Agent is hereby authorized to disburse an additional portion of the Deposit in the amount of FIFTY THOUSAND AND NO/100THS DOLLARS ($50,000.00) (the “Second Release Amount”) to Seller, which amount shall remain a credit to the Purchase Price at Closing, but shall be non-refundable to Purchaser absent a default by Seller or the failure of an express condition under the Purchase Agreement.
3. Review Period.
     Purchaser and Seller agree that the Review Period is hereby terminated, and all reviews and approvals to be considered by Purchaser shall be deemed satisfied, subject to the following:

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     This purchase is conditioned upon consummation and funding of the unit offering being sponsored by Freeman Billings Ramsey on behalf of Buyer (the “Offering”). If Purchaser is able to confirm on or prior to Monday, June 27, 2005, that such funding will occur in a timely manner so as to permit Closing to occur, Purchaser shall deliver written notice to Seller of its intention to proceed with the purchase of the Property in accordance with the Agreement whereupon, Purchaser shall be deemed to have waived its right to terminate this Agreement. In the event that Purchaser fails to deliver such written notice on or prior to such date, then this Agreement shall thereupon be deemed terminated whereupon the Deposit and all interest thereon shall be returned to Purchaser (with the exception of the First Release Amount and the Second Release Amount, which shall be retained by Seller), and the parties shall be released from all further obligations under this Agreement.
4. Closing.
     The Closing Date under the Purchase Agreement is hereby modified to be July 11, 2005, or such earlier date as may be agreed upon by Seller and Purchaser. In addition to the other documents to be delivered by Seller, on or before the Closing Date Seller will deliver to Escrow Agent those documents and instructions necessary to authorize satisfaction of the existing deed of trust loan encumbering the Property, and to otherwise satisfy the requirements set forth in the Commitment.
     Notwithstanding anything to the contrary contained in the Purchase Agreement or this Amendment, if Purchaser is unable to confirm timely funding of the Offering as contemplated in Section 3, above, Purchaser may elect to nonetheless proceed with this transaction by providing its own funding and conventional financing, in which event

Purchaser shall have the right to elect by written notice to extend the Closing Date up to an additional 30 days in order to facilitate such financing, provided that Purchaser agrees at that time to release an additional $100,000.00 of the Deposit to Seller, subject to the same terms and conditions as the First Release Amount and the Second Release Amount.
6. Binding Effect; Counterparts.
     Except as provided herein, the Purchase Agreement is and remains unmodified and in full force and effect. This Amendment may be executed in any number of counterpart duplicate originals all of which will be deemed to constitute but one document.
     IN WITNESS WHEREOF, this Amendment has been duly executed by the Purchaser and the Seller hereto effective on the day and year set forth below opposite their respective signatures.

Date:	The Seller:

EXECUTIVE TOWER ASSOCIATES,
LIMITED PARTNERSHIP

	By:	BGK Realty, Inc., its general partner

	By:	/s/ Edward Gilbert

	Name:	Edward M. Gilbert
	Its:	President

The Purchaser:

ASSET CAPITAL CORPORATION, L.L.C.

	By:	/s/ William LeBlanc

	Name:	William B. LeBlanc, III

	Its:	Member/Principal

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